As filed with the Securities and Exchange Commission on March 28, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
VELO3D, INC.
(Exact name of Registrant as specified in its charter)

Delaware	98-1556965
511 Division Street
Campbell, California 95008
(408) 610-3915

VELO3D, INC. 2021 EQUITY INCENTIVE PLAN
VELO3D, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

Benyamin Buller
Chief Executive Officer
511 Division Street
Campbell, California 95008
(408) 610-3915

Copies to:

Per B. Chilstrom
Fenwick & West LLP
902 Broadway
New York, New York 10010
(212) 430-2600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Velo3D, Inc., a Delaware corporation (the “Registrant”), has previously registered pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 6, 2021 (Registration No. 333-261508) (including the reoffer prospectus contained therein, the “Prior Registration Statement”): (i) 42,766,043 shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Registrant reserved for issuance under the Velo3D, Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”); and (ii) 3,663,277 shares of Common Stock reserved for issuance under the Velo3D, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”).

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Commission to register (a) 9,161,624 additional shares of Common Stock available for issuance under the Equity Incentive Plan, pursuant to the evergreen provisions of the Equity Incentive Plan, and (b) 1,832,324 additional shares of Common Stock available for issuance under the ESPP, pursuant to the evergreen provisions of the ESPP.

In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II
Information Required in the Registration Statement
Item 3.Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Commission on March 28, 2022 pursuant to Section 13 of the Exchange Act;
(b) the Registrant’s Current Report on Form 8-K filed with the Commission on March 2, 2022 (but only with respect to Item 5.02 thereof);
(c) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and
(d) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on December 2, 2020, as updated by the description of the Registrant’s Common Stock contained in Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K referred to in (a) above, and including any subsequent amendments or reports filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

		Incorporated by Reference				Filed Herewith
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Certificate of Incorporation of Velo3D, Inc.	8-K	001-39757	3.1	October 5, 2021

4.2	Restated Bylaws of Velo3D, Inc.	8-K	001-39757	3.2	October 5, 2021

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Velo3D, Inc.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	2021 Equity Incentive Plan	8-K	001-39757	10.5	October 5, 2021

99.2	Form of Option Award Agreement	8-K	001-39757	10.6	October 5, 2021

99.3	Form of RSU Award Agreement	8-K	001-39757	10.7	October 5, 2021

99.4	Form of Rollover Option Award Agreement	8-K	001-39757	10.8	October 5, 2021

99.5	Form of Restricted Stock Award Agreement	8-K	001-39757	10.9	October 5, 2021

99.6	Form of Stock Appreciation Right Award Agreement	8-K	001-39757	10.10	October 5, 2021

99.7	Form of Stock Bonus Award Agreement	8-K	001-39757	10.11	October 5, 2021

99.8	Form of Performance Shares Award Agreement	8-K	001-39757	10.12	October 5, 2021

99.9	2021 Employee Stock Purchase Plan	8-K	001-39757	10.13	October 5, 2021
107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on the 28th day of March, 2022.

Velo3D, Inc

By:	/s/ Benyamin Buller
Benyamin Buller
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Benyamin Buller and William McCombe, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution and full power to act without the other, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benyamin Buller	Chief Executive Officer and Director	March 28, 2022
Benyamin Buller	(Principal Executive Officer)

/s/ William McCombe	Chief Financial Officer and Director	March 28, 2022
William McCombe	(Principal Financial Officer)
/s/ Bernard Chung	Vice President Finance	March 28, 2022
Bernard Chung	(Principal Accounting Officer)

/s/ Carl Bass	Chairman and Director	March 28, 2022
Carl Bass

/s/ Michael Idelchik	Director	March 28, 2022
Michael Idelchik

/s/ Stefan Krause	Director	March 28, 2022
Stefan Krause

/s/ Ellen Pawlikowski	Director	March 28, 2022
Ellen Pawlikowski

/s/ Ellen Smith	Director	March 28, 2022
Ellen Smith

/s/ Gabrielle Toledano	Director	March 28, 2022
Gabrielle Toledano

/s/ Matthew Walters	Director	March 28, 2022
Matthew Walters